EXHIBIT 10.49

AMENDED AND RESTATED SUBSIDIARY GUARANTEE AGREEMENT

AMENDED AND RESTATED SUBSIDIARY GUARANTEE AGREEMENT dated as of October 12, 2001 (as the same may be amended, supplemented or otherwise modified from time to time, this “Guarantee”), made by each of the undersigned corporations (each, a “Guarantor” and collectively, the “Guarantors”) in favor of the Beneficiaries (as hereinafter defined).  Certain capitalized terms used herein are defined in Section 1 of this Guarantee.

W I T N E S S E T H:

WHEREAS, pursuant to an Amended and Restated Credit Agreement, dated as of June 25, 1998 among BMC INDUSTRIES, INC., a Minnesota corporation (“Borrower”), the financial institutions party thereto (the “Lenders”), Bankers Trust Company, as Administrative Agent for the Lenders thereunder and a Lender (the “Agent") and NBD Bank, as documentation agent and a Lender, the Lenders have severally agreed to make Extensions of Credit to or for the benefit of the Borrower upon the terms and subject to the conditions set forth therein (as used herein, the term “Credit Agreement” means the Amended and Restated Credit Agreement described above in this paragraph, as in effect on the date hereof and as amended by that certain Second Amendment and Restatement Agreement dated as of the date hereof, as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of or restructuring of all or any portion of the Indebtedness under such agreement or any successor agreements);

WHEREAS, each Guarantor is a Domestic Subsidiary of the Borrower;

WHEREAS, it is a condition precedent to the obligation of the Lenders to make Extensions of Credit that the Guarantors shall have executed and delivered this Guarantee to the Agent, for the benefit of the Beneficiaries;

WHEREAS, the proceeds of Extensions of Credit will be used in part to enable the Borrower to make Valuable Transfers to each of the Guarantors in connection with the operation of their business; and

WHEREAS, Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the Extensions of Credit;

NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans and other Extensions of Credit, each Guarantor hereby agrees with the Agent, for the benefit of the holders of the Guaranteed Obligations, as follows:

Section 1.  Definitions.   As used in this Guarantee, capitalized terms not otherwise defined herein shall have the respective meanings provided for such terms in the Credit Agreement and the following terms have the meanings indicated, all such definitions to be equally applicable to the singular and plural forms of the terms defined:

“Adjusted Net Worth” of any Guarantor shall mean, as of any date of determination thereof, the excess of (i) the amount of the “present fair saleable value” of the assets of such Guarantor as of the date of such determination, over (ii) the amount of all “liabilities of such Guarantor, contingent or otherwise” as of the date of such determination, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.  In determining the Adjusted Net Worth of such Guarantor for purposes of calculating the Limit of Liability for such Guarantor in respect of any of the Guaranteed Obligations, the liabilities of such Guarantor to be used in such determination pursuant to clause (ii) of the preceding sentence shall exclude the liabilities of such Guarantor hereunder in respect of the Guaranteed Obligations and any other guarantees of the obligations of the Borrower incurred after the date hereof.

“Beneficiaries” means each of (i) the Lenders and the Agent under the Credit Agreement hereinafter referred to (such Lenders and the Agent are hereinafter called the “Bank Creditors”), (ii) if one or more Lenders (or any Affiliate thereof) enter into one or more (A) interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements), (B) foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values and/or (C) other types of hedging agreements from time to time (collectively, the “Interest Rate Protection or Other Hedging Agreements”) with, or guaranteed by, Borrower, any such Lender or Lenders or any Affiliate of such Lender or Lenders (even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason) so long as any such Lender or Affiliate participates in the extension of such Interest Rate Protection or Other Hedging Agreements and their subsequent assigns, if any (collectively, the “Other Creditors”) and (iii) US Bank as lender under the US Bank Letter of Credit Facility (as defined below), collectively, and “Beneficiary” means any one of such Beneficiaries, individually.

“Determination Date” shall mean, with respect to any Guarantor, the earlier of (a) the date of commencement of a case under Title 11 of the United States Code in which such Guarantor is a debtor and (b) the date enforcement hereunder is sought with respect to such Guarantor.

“Extension of Credit” shall mean (i) all loans or advances made to the Borrower under any Loan Document, (ii) all other extensions of credit to or for the benefit of the Borrower under any Loan Document and (iii) to the extent not otherwise included in the foregoing, all Guaranteed Obligations.

“Guaranteed Obligations” has the meaning assigned to such term in Section 2(a).

“Limit of Liability” for any Guarantor shall mean, as of the Determination Date for such Guarantor, the sum of:

(i)            an amount equal to the sum of each Extension of Credit (or portion thereof) the proceeds of which are used to make a Valuable Transfer to such Guarantor plus interest on such amount at the rate specified in the Credit Agreement plus

(ii)           the greater of:

(A)          ninety-five percent (95%) of the Adjusted Net Worth of such Guarantor at the date of the execution of this Guarantee before giving effect to any Extensions of Credit made on such date and

(B)           ninety-five percent (95%) of the Adjusted Net Worth of such Guarantor at the Determination Date for such Guarantor.

There shall be deducted in determining the Limit of Liability for any Guarantor (a) amounts, if any, collected from such Guarantor in respect of the Guaranteed Obligations by or on behalf of any holder of the Guaranteed Obligations pursuant to any Loan Document (other than this Guarantee), plus (b) the amounts, if any, collected in respect of the Guaranteed Obligations by or on behalf of any holder of the Guaranteed Obligations from any Subsidiary of such Guarantor pursuant to any Loan Document (including this Guarantee).

“Subordinate Claims” has the meaning assigned to that term in Section 8.

"US Bank Letter of Credit Facility" means that certain revolving letter of credit facility in effect on the date hereof pursuant to that certain Continuing Reimbursement Agreement for Commercial Letters of Credit, dated as of July 14, 2000 by and among the LC Creditor and the Borrower providing for commercial letters of credit; provided, however, that at no time shall there be more than a maximum amount of $2,000,000 under the US Bank Letter of Credit Facility secured by the Security Documents.

“Valuable Transfer” means, as to any Guarantor, (i) all loans, advances or capital contributions made to such Guarantor with proceeds of Guaranteed Obligations, (ii) all debt securities or other obligations of such Guarantor acquired from such Guarantor or retired by such Guarantor with proceeds of Guaranteed Obligations, (iii) the fair market value of all property acquired with proceeds of Guaranteed Obligations and transferred, absolutely and not as collateral, to such Guarantor and (iv) the value of any quantifiable economic benefits not included in clauses (i) through (iii) above, but included in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, accruing to such Guarantor as a result of the incurrence of Guaranteed Obligations.

Section 2.  Guarantee of Obligations.  (a) Each Guarantor hereby, jointly and severally, unconditionally and irrevocably guarantees to each of the Beneficiaries, as the primary obligation and debt of such Guarantor and not as a surety, the due and punctual payment of, without duplication, (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including, without limitation, all “Obligations” as such term is defined in the Credit Agreement and all obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of Borrower and each Guarantor now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Loan Document to which Borrower or any Guarantor is a Party and the due performance and compliance by Borrower and each Guarantor with all of the terms, conditions and agreements contained in each such Loan Document (all such obligations and liabilities being herein collectively called the “Credit Agreement Obligations”); (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of Borrower now existing or hereafter incurred under, arising out of or in connection with (x) any Interest Rate Protection or Other Hedging Agreement, whether such Interest Rate Protection or Other Hedging Agreement is now in existence or hereafter arising and the due performance and compliance by Borrower with all of the terms, conditions and agreements contained therein and (y) the US Bank Letter of Credit Facility up to a maximum amount of $2,000,000 (provided that at no time shall there be more than $2,000,000 under the US Bank Letter of Credit Facility secured by the Security Documents) (all of the foregoing, collectively, the “Guaranteed Obligations”).  In case of the failure of Borrower or any Guarantor to duly, punctually and indefeasibly make any such payment in full as and when due and payable, each Guarantor hereby agrees to duly, punctually and indefeasibly make such payment as and when the same shall become due and payable, whether on the due date therefor, upon stated maturity, by acceleration, upon demand or otherwise, in accordance with the terms of this Guarantee, the Credit Agreement and the other Loan Documents.

(b)           Notwithstanding anything to the contrary contained in this Guarantee, the obligations and liabilities of each of the Guarantors pursuant to this Guarantee shall at all times be subject to each such Guarantor’s Limit of Liability.

(c)           No payment or payments made by Borrower, any Guarantor, any other guarantor or any other Person or received or collected by the Agent or any Beneficiary from Borrower, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set–off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by or received or collected from such Guarantor in respect of the Guaranteed Obligations, remain liable for the Guaranteed Obligations up to its Limit of Liability.

Section 3.  Right of Set-off.  During any period in which an Event of Default shall have occurred and is continuing, the Agent and each other Beneficiary are hereby irrevocably authorized by each Guarantor at any time and from time to time without notice to such Guarantor, any such notice being hereby waived by such Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Agent or such other Beneficiary to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Agent or such other Beneficiary may elect on account of the obligations or liabilities of such Guarantor hereunder and claims of every nature and description of the Agent or such other Beneficiary against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement or any other Loan Document, whether or not the Agent or such other Beneficiary has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  Each Beneficiary shall notify such Guarantor and the Agent promptly of any such set–off made by it and the application made by it of the proceeds thereof; provided, however, that the failure to give such notice shall not affect the validity of such set–off and application.  The rights of the Agent and any other Beneficiary under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set–off) which such party may have.

Section 4. Amendments, etc. with respect to the Guaranteed Obligations.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against such Guarantor or any other Guarantor, and without notice to or further assent by such Guarantor, any demand for payment of any of the Guaranteed Obligations made by the Agent or any other Beneficiary may be rescinded by the Agent or such other Beneficiary, and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any other Beneficiary, and the Credit Agreement, any other Loan Document, any other document relating to Guaranteed Obligations and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the relevant holders of the Guaranteed Obligations may deem advisable from time to time and otherwise in accordance with the Credit Agreement, and any collateral security, guarantee or right of offset at any time held by the Agent or any other Beneficiary for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Agent nor any other Beneficiary shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for this Guarantee or any property subject thereto.

Section 5. Guarantee Absolute and Unconditional.  Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Agent or any other Beneficiary upon this Guarantee or any other Loan Document to which such Guarantor is a party or acceptance of this Guarantee or any such other Loan Document; and all dealings between the Borrower or any Guarantor and the Agent or any other Beneficiary shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee and the other Loan Documents.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any Guarantor with respect to the Guaranteed Obligations.  This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to:

(i) the validity or enforceability of the Credit Agreement, any other Loan Document, any of the Guaranteed Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any other Beneficiary,

(ii) any defense (including, without limitation, any statute of limitations), set–off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Agent or any other Beneficiary (each Guarantor hereby agrees not to assert any such defense, set-off or counterclaim),

(iii) any change in the time, manner or place of any application of collateral security, or proceeds thereof, to or of all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral security for all or any of the Guaranteed Obligations or any other assets of the Borrower or any of its Subsidiaries,

(iv) any change, restructuring or termination of the corporate or partnership structure or existence of the Borrower or any of its Subsidiaries, or

(v) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Guaranteed Obligations, or of any Guarantor under this Guarantee, in bankruptcy or in any other instance and each Guarantor hereby covenants that this Guarantee will not be discharged except by final, complete, indefeasible and irrevocable payment and performance of the obligations contained in the agreements, instruments and documents evidencing or securing the Guaranteed Obligations and this Guarantee.

When the Agent or any other Beneficiary is pursuing its rights and remedies hereunder against any Guarantor, the Agent or any other Beneficiary may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Agent or any other Beneficiary to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent and any other Beneficiary against such Guarantor.

Section 6.  Reinstatement.  Each Guarantor further agrees that if at any time all or any part of any payment theretofore applied by any Beneficiary to any of the Guaranteed Obligations is, or must be, rescinded or returned by such Beneficiary for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of Borrower, any other Guarantor or any other Subsidiary of Borrower or any other guarantor of all or any portion of the Guaranteed Obligations, such Guaranteed Obligations or applicable portion thereof, for purposes of this Guarantee, to the extent that such payment is or must be rescinded or returned, shall be deemed to have continued in existence notwithstanding such application, and this Guarantee shall continue to be effective or be reinstated, as the case may be, as to such Guaranteed Obligations or applicable portion thereof as though such application had not been made, irrespective of whether any note or other evidence of indebtedness has been surrendered or cancelled.

Section 7. Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against the Borrower or any other Guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guarantee, the Credit Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Beneficiary against the Borrower or any other Guarantor or any collateral security, regardless of whether such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations have been paid in full and the Commitments have expired or terminated.  If any amount is paid to any Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full of the Guaranteed Obligations and the Termination Date, such amount shall be held in trust for the benefit of the Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement and the other Loan Documents, or to be held as collateral security for any Guaranteed Obligations thereafter arising.  If (i) any Guarantor makes payment to the Agent or any other Beneficiary of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations have been paid in full and (iii) the Termination Date has occurred, the Agent and the other Beneficiaries will, at any Guarantor’s request and expense, execute and deliver to such Guarantor the appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to each Guarantor of an interest in the Guaranteed Obligations resulting from such payment to such Guarantor.

Section 8.  Subordination.  So long as any of the Guaranteed Obligations shall be outstanding, all claims of any kind or character of any Guarantor or any of its successors and assigns against Borrower (all such claims of any kind or character of such Guarantor or any of its successors and assigns being hereinafter referred to as “Subordinate Claims”), shall be subordinated in right of payment to the prior indefeasible payment in full of such Guaranteed Obligations and any Subordinate Claims collected or received by such Guarantor after an Event of Default has occurred and is continuing, upon notice by Agent to such Guarantor, shall be held in trust for the Agent for the benefit of the Beneficiaries and, at the direction of the Agent to such Guarantor, shall forthwith be paid over to the Agent for the benefit of the Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision of this Guarantee.

Section 9.  Representations, Warranties and Covenants.  Each Guarantor represents and warrants to the Agent and each Beneficiary that:

(a)           such Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged;

(b)           such Guarantor has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guarantee;

(c)           this Guarantee constitutes a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles;

(d)           the execution, delivery and performance of this Guarantee by such Guarantor (i) are within such Guarantor’s corporate power, (ii) have been duly authorized by all necessary corporate, shareholder and other action on the part of each Person whose authorization is required, (iii) do not violate any Requirement of Law or any material Contractual Obligation applicable to such Guarantor, (iv) will not result in or require the creation or imposition of any Lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by such Person and (v) will not require any authorization or approval or other action by, or notice to or filing or registration with, any Governmental Authority (other than those which have been obtained and are in force and effect);

(e)           there are no actions, suits, proceedings or investigations pending or, to the knowledge of such Guarantor, threatened against or affecting such Guarantor or any of its Subsidiaries or any of its or their respective properties or assets before any arbitrator or Governmental Authority or against any of its or their respective properties or revenues (a) with respect to this Guarantee or any of the actions contemplated hereby, or (b) which would reasonably be expected to have a Material Adverse Effect;

(f)            such Guarantor has good and marketable title in fee simple to, or a valid leasehold interest in all its material real property, and good title to, or a valid leasehold interest in all its other material property, and none of such property is subject to any Lien except for Permitted Liens.

Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on the date of each Extension of Credit under the Credit Agreement on and as of date of Extension of Credit as though made hereunder on and as of such date.  Each Guarantor hereby acknowledges and agrees that it has received a copy of the Credit Agreement and hereby (i) reaffirms all representations and warranties contained therein to the extent applicable to it and (ii) agrees to comply with all covenants and agreements contained therein to the extent applicable to it and as the same may be amended or modified from time to time in accordance with the terms of the Credit Agreement.

Section 10.  Events of Default.  If an Event of Default arises and is continuing, then in any such event and at any time thereafter (so long as such failure shall not have been cured or waived in accordance with Section 14 hereof), the Agent may, and at the direction of the Majority Lenders shall, declare the obligations of Borrower under the Credit Agreement (whether or not then due under the Credit Agreement) immediately due and payable pursuant to this Guarantee as to the Guarantors, and the Agent shall be entitled to enforce the joint and several obligations of the Guarantors hereunder.

Section 11. Application of Proceeds.  Subject to any applicable agreements in effect from time to time relating to the sharing and priority of payment of proceeds of collateral the net proceeds of any collection, recovery, receipt, appropriation or realization, after deducting all costs and expenses of every kind incurred in connection with the foregoing, including reasonable attorneys’ fees and legal expenses, shall be applied to the payment in whole or in part of the Guaranteed Obligations, in such order as is specified in Section 4.4 of the Subsidiary Guarantor Security Agreement.

Section 12.  Construction.  THIS GUARANTEE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS OF SAID STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

Section 13. Enforceability.  Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.  If this Guarantee would be held or determined by a court of competent jurisdiction in a judicial proceeding to be void, voidable, invalid or unenforceable on account of the amount of the aggregate liability of any Guarantor under this Guarantee or by reason of any inconsistent contractual provision binding on any Guarantor and in effect on or prior to the Closing Date, then, notwithstanding any other provision of this Guarantee to the contrary, the aggregate amount of the liability of each Guarantor under this Guarantee shall, without any further action by any Guarantor, the Beneficiaries or any other Person, be automatically limited and reduced to the maximum amount which is valid and enforceable.

Section 14. Remedies Not Exclusive.  No failure or delay on the part of any Beneficiary in exercising any right, power or remedy under this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for in this Guarantee are cumulative and are not exclusive of any remedies that may be available to any Beneficiary at law or in equity or otherwise.  No amendment, modification, supplement, termination or waiver of or to any provision of this Guarantee, nor consent to any departure by any Guarantor therefrom, shall be effective unless the same shall be consented to in writing by all of the Lenders or the Majority Lenders, as the case may be, pursuant to subsection 9.1 of the Credit Agreement, as such terms are defined in the Credit Agreement.  Any amendment, modification or supplement of or to any provision of this Guarantee, any waiver of any provision of this Guarantee, and any consent to any departure by any Guarantor from the terms of any provision of this Guarantee, shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Guarantee, no notice to or demand on any Guarantor in any case shall entitle such Guarantor or any other Guarantor to any other or further notice or demand in similar or other circumstances.

Section 15.  Consent to Certain Transactions.  Each Guarantor acknowledges receipt of a copy of the Credit Agreement and the other Loan Documents in the form in which each was executed and delivered by the parties thereto, as amended, supplemented or otherwise modified as of the Closing Date, and agrees that such copies constitute adequate notice of all matters contained therein and consents to the execution and delivery of such agreements and the performance of all transactions provided for or contemplated therein; provided, however, that none of the Beneficiaries shall be obligated to furnish to any Guarantor any copies of any amendments, modifications or supplements or waivers with respect to the Credit Agreement or any of the other Loan Documents.

Section 16.  Notices.  Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by a reputable courier delivery service, or by prepaid telex, TWX or telegram (with messenger delivery specified in the case of a telegram), or by telecopier, and shall be deemed to have been given to each Guarantor for purposes of this Guarantee on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this subsection.  Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this subsection, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telex, TWX or telecopier numbers) indicated in the Credit Agreement, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party in the Credit Agreement.

Section 17.  Successors and Assigns.  This Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of, and shall be enforceable by, each of the Beneficiaries and their respective successors and assigns (including any permitted assignee of any Lender in accordance with subsection 11.9 of the Credit Agreement); provided, however, that no Guarantor may assign or transfer any of its obligations under this Guarantee without the prior written consent of the Majority Lenders.

Section 18.  Release.  Notwithstanding Section 17, the Agent is authorized to release any Guarantor from its guarantee and other obligations hereunder in accordance with the provisions of subsection 11.1 of the Credit Agreement.

Section 19.  Further Assurances.  Each Guarantor, jointly and severally, agrees to do such further acts and things and to execute and deliver such additional agreements, powers and instruments, as any Beneficiary may reasonably require or reasonably deem advisable to carry into effect the purposes of this Guarantee or to better assure and confirm unto the Beneficiaries their rights, powers and remedies under this Guarantee, the Credit Agreement or any other Loan Document.

Section 20.  Submission to Jurisdiction.  Each Guarantor, jointly and severally, hereby irrevocably and unconditionally consents and submits to the nonexclusive jurisdiction of any United States Federal or New York State court sitting in New York County in any action or proceeding arising out of or relating to this Guarantee, and each Guarantor, jointly and severally, hereby irrevocably and unconditionally agrees that all claims in respect of such action or proceeding brought against any of the Beneficiaries in respect of this Guarantee shall be brought in such United States Federal or New York State court.  Each Guarantor, jointly and severally, irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of New York by the delivery of copies of such process to such Guarantor at its address specified in Section 16 or by certified or registered mail directed to such address.  Nothing herein shall affect the right of any of the Beneficiaries to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Guarantor in any other jurisdiction.

Section 21. Waiver of Trial by Jury.  THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN CONNECTION WITH ANY ACTION OR PROCEEDING UNDER OR COUNTERCLAIM RELATING TO THIS GUARANTEE, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR THAT IT OR ITS ASSETS IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OR MAINTAINING OF ANY SUCH ACTION OR PROCEEDING IN THE JURISDICTIONS REFERRED TO IN SECTION 20.  EACH BENEFICIARY, BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTEE, SHALL BE DEEMED TO HAVE WAIVED ITS RIGHT TO TRIAL BY JURY IN RESPECT OF ANY SUCH ACTION OR PROCEEDING IN WHICH THE GUARANTORS HAVE WAIVED THEIR RIGHT TO TRIAL BY JURY.

Section 22.  Fees and Expenses.  Each Guarantor, jointly and severally, agrees to pay promptly, to the extent not previously finally and indefeasibly paid in full by Borrower, (i) all reasonable costs and expenses of any Beneficiary in connection with (A) any and all amounts which any Beneficiary has paid relative to the curing of any default resulting from the acts or omissions of any Guarantor under this Guarantee and (B) the enforcement of this Guarantee and the preservation of the Beneficiaries’ rights hereunder.

Section 23.  Taxes.  Each of the agreements set forth in subsection 4.6 of the Credit Agreement is hereby incorporated by reference mutatis mutandis with the same effect as if such agreements had been set forth herein (it being understood that the intent of the parties under this Section 23 is to provide that, subject to the limitations of subsection 4.6 of the Credit Agreement, each Beneficiary receive and retain the same amount net of all taxes and Non-Excluded Taxes that such Beneficiary would have received had payment been made by the Borrower under the Credit Agreement).  All references in such incorporated provisions to “the Borrower” shall be deemed references to each Guarantor and all references in such incorporated provisions to “this Agreement” shall be deemed references to this Guarantee.  Each Guarantor further agrees to pay any and all stamp, transfer and other taxes or fees payable or determined to be payable in connection with the execution, delivery, filing and recording of any instrument or document that may be delivered in connection with this Guarantee, and agrees to save Agent and each other Beneficiary harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes, fees and expenses.

Section 24.  Counterparts.  This Guarantee may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Guarantee.

Section 25.  Headings.  Section and other headings used in this Guarantee are for convenience only and shall not affect the construction of this Guarantee.

                                Section 26.             US Bank.  (a) US Bank as LC Creditor under the US Bank Letter of Credit Facility and in its capacity as a Beneficiary hereunder hereby irrevocably designates and appoints Bankers Trust Company as Agent under this Guarantee and irrevocably authorizes Bankers Trust Company to act as its Agent and to take such action on its behalf under the provisions of this Guarantee and to exercise such powers and perform such duties as are expressly delegated to the Agent under this Guarantee and the Loan Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary in this Guarantee, the Agent shall not have any duties or responsibilities with respect to US Bank in its capacity as LC Creditor under the US Bank Letter of Credit Facility or any fiduciary relationship with US Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Guarantee or otherwise to exist against the Agent.

                (b)           For avoidance of doubt, US Bank expressly acknowledges that all rights and remedies of the Agent hereunder shall be exercised by the Agent in accordance with the applicable provisions of the Credit Agreement, and no consent of, or notice to, US Bank shall be required with respect thereto and US Bank shall not undertake any separate action with respect to the Collateral.  The sole right of US Bank hereunder shall be to receive its proportionate share of any proceeds received by the Agent hereunder in accordance with the terms hereof.

                                Section 27.             Additional Guarantors.  It is understood and agreed that any Subsidiary of Borrower that is required to become a party to this Guarantee after the Restatement Date pursuant to Section 7.12 of the Credit Agreement shall automatically become a party hereunder upon the execution and delivery by such Subsidiary of an instrument in the form of Annex A hereto and the delivery of same to the Agent, with the same force and effect as if originally named as a party herein.  The execution and delivery of any instrument adding an additional party to this Guarantee shall not require the consent of any party hereunder or of any Beneficiary.  The rights and obligations of each party hereunder shall remain in full force and effect notwithstanding the addition of any new party hereto.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the Guarantors has caused this Subsidiary Guarantee Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

VISION-EASE LENS, INC.

By:	/s/ Bradley D. Carlson

Name:	Bradley D. Carlson

Title:	Treasurer

VISION-EASE LENS AZUSA, INC.

By:	/s/ Bradley D. Carlson

Name:	Bradley D. Carlson

Title:	Treasurer

ACKNOWLEDGED AND AGREED TO

AS A BENEFICIARY THIS 12TH DAY

OF OCTOBER, 2001:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ William J. Umscheid
Name:	William J. Umscheid
Title:	Vice President

ANNEX A

to

Amended and Restated Subsidiary Guarantee Agreement

ADDITION OF NEW GUARANTOR

TO AMENDED AND RESTATED SUBSIDIARY GUARANTEE AGREEMENT

ADDITION OF NEW GUARANTOR TO AMENDED AND RESTATED SUBSIDIARY GUARANTEE AGREEMENT (this "Instrument"), dated as of ___________ __, ______, amending that certain Amended and Restated Subsidiary Guarantor Security Agreement dated as of October __, 2001 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Agreement") by and among the Guarantors (the "Guarantors") party thereto and Bankers Trust Company, as Agent (the "Agent") for the Secured Creditors.

Reference is made to the Amended and Restated Credit Agreement, dated as of June 25, 1998,  by and among BMC Industries, Inc. (the "Borrower"), the financial institutions (the “Lenders”) from time to time party thereto and Bankers Trust Company, as Agent (together with any successor agent, the “Agent”) providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein (as used herein, the term “Credit Agreement” means the Credit Agreement described above in this paragraph, as in effect on October __, 2001 and as amended by that certain Second Amendment and Restatement Agreement dated as of the October _, 2001, as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of or restructuring of all or any portion of the Indebtedness under such agreement or any successor agreements).

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement and the Credit Agreement.

The Guarantors have entered into the Agreement in order to induce the Lenders to extend credit pursuant to the Credit Agreement and to induce the Other Creditors to extend Interest Rate Protection or other Hedging Agreements.  Pursuant to Sections 7.12 of the Credit Agreement, the undersigned is required to enter into the Agreement.  Section 27 of the Agreement provides that additional parties may become a party under the Agreement by execution and delivery of an instrument in the form of this Instrument.  The undersigned (the "New Party") is executing this Instrument in accordance with the requirements of the Credit Agreement to become a party under the Agreement in order to induce the Lenders to extend and continue the extension of credit pursuant to the Credit Agreement.

Accordingly, the New Party agrees as follows:

SECTION 1.           In accordance with the Agreement, the New Party by its signature below becomes a party to the Agreement with the same force and effect as if originally named therein as a party and the New Party hereby (a) agrees to all the terms and warrants that the representations and warranties made by it as a party thereunder are true and correct in all material respects on and as of the date hereof.  Each reference to an "Guarantor" in the Agreement shall be deemed to include the New Party.  The Agreement is hereby incorporated herein by reference.

SECTION 2.           The New Party represents and warrants to the Agent and the Beneficiaries that this Instrument has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

SECTION 3.           This Instrument may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Instrument shall become effective when the Agent shall have received a counterpart of this Instrument that bears the signatures of the New Party.

SECTION 4.           Except as expressly supplemented hereby, the Agreement shall remain in full force and effect.

SECTION 5.         THIS INSTRUMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 6.           All communications and notices hereunder shall be in writing and given as provided in the Agreement.  All communications and notices hereunder to the New Party shall be given to it at the address set forth under its signature below.

IN WITNESS WHEREOF, the New Party has duly executed this Addition of New Guarantor to Amended and Restated Subsidiary Guarantee Agreement as of the day and year first above written.

[NAME OF NEW PARTY],

By:
Name:
Title:
Address: